EXHIBIT 3.1

Articles of
Incorporation
(PURSUANT TO NRS 78)

1. Name of Corporation	WildCap Energy Storage Devices, Inc.

NAME
2. Resident Agent Name	Business Filings Incorporated
and Street Address:
	PHYSICAL STREET ADDRESS			CITY		ZIP

	6100 Neil Road, Suite 500			Reno	NEVADA	89511

	ADDITIONAL MAILING ADDRESS			CITY	STATE	ZIP

3. Shares:	Number of shares				Number of shares
	with par value:		Par value:		without par value: 0
	100,000,000		$0.001

4. Names. Addresses.	The First Board of Directors/Trustees shall consist of 1 member whose names and addresses are as follows:			members whose names and

Number of Board of
Directors/Trustees:	1. NAME	Frederick Rogers
	STREET ADDRESS			CITY	STATE	ZIP
	4340 Von Karman Avenue			Newport Beach	CA	92660
2. NAME
	STREET ADDRESS			CITY	STATE	ZIP

The purpose of this corporation shall be:
5. Purpose	All lawful business

6. Names. Addresses and Signatures of Incorporators:	The Nevada Company, Terese Coulthard, Asst. Sec.
/s/ Terese Coulthard
	NAME			Signature
	STREET ADDRESS			CITY	STATE	ZIP
	8025 Excelsior Drive, Suite 200			Madison	WI	53717

7. Certificate of	I hereby accept appointment as Resident Agent for the above names corporation.
Acceptance of
Appointment of
Resident Agent:
/s/ Terese Coulthard
	Authorized Signature of Resident Agent or Resident Agent Company				Date: June 15, 2007